SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2004




                              BOOKS-A-MILLION, INC.
             (Exact name of registrant as specified in its charter)




   DELAWARE                   0-20664                        63-0798460
--------------             ------------                   ------------------
(State of                  (Commission                      (IRS Employer
incorporation)             File Number)                   identification No.)


                 402 Industrial Lane, Birmingham, Alabama 35211
                    (Address of principal executive offices)


                                 (205) 942-3737
               (Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

         (c)      Exhibits
This exhibit is furnished pursuant to Items 9 and 12 and shall not be deemed to be "filed".

     Exhibit No.                                       Description

      99.1                                  Press Release Dated March 16, 2004
      99.2                                  Press Release Dated March 17, 2004

     Item 9. Regulation FD Disclosure Books-A-Million, Inc. announced that its Board of Directors has authorized the Company to purchase up to 1.6 million shares, or 10%, of the Company's common stock. Such repurchases are expected to be made in open-market or negotiated transactions from time to time as market conditions warrant, at prices the Company deems appropriate. Books-A-Million currently has approximately 16.5 million shares outstanding.

     The information in the Report, including Exhibit 99.2 attached hereto, is furnished solely pursuant to Item 9 of this form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this form 8-K.

Item 12. Results of Operations and Financial Condition.


     On March 16, 2004, Books-A-Million, Inc. issued a press release announcing its financial results for the quarter ended January 31, 2004. A copy of the press release is attached as Exhibit 99.1.

     The information in this Report, including the exhibit attached hereto, including Exhibit 99.1, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

                                                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2004                            BOOKS-A-MILLION, INC.


                                                 By:/s/ Richard S. Wallington
                                                 ------------------------------
                                                        Richard S. Wallington
                                                        Chief Financial Officer



                                                             EXHIBIT INDEX


     Exhibit No.                                       Description

      99.1                                 Press Release Dated March 16, 2004

      99.2                                 Press Release Dated March 17, 2004